EXHIBIT 99.2


OneSource Technologies, Inc. Selects Miller Capital Corporation as Its Financial Advisor

SCOTTSDALE, Ariz.--(BUSINESS WIRE)--Nov. 11, 2004--OneSource Technologies, Inc. (OTCBB:OSRC - News) today announced they recently retained Miller Capital Corporation (Miller) as their financial advisor to assist OneSource management in developing a strategic growth plan that may include, among other possibilities, evaluation of acquisition candidates and analysis of the necessary capital requirements to implement the plan. The Miller Group, a Miller entity, will also be responsible for maintaining active communications with Wall Street and the company's shareholders, as well as reporting on the goals and progress of management in building shareholder value.

Michael L. Hirschey, chief executive officer commented, "We interviewed a number of financial services companies and concluded that the Miller firm was the right organization to assist OneSource in developing and implementing its game plan to broaden the scope of its successful OneSource Flat-Rate Blanket Maintenance System(TM). Miller's successful Wall Street track record in working with emerging growth and middle-market companies, and their experience working with entrepreneurial management teams was key to our selection."

Phoenix-headquartered Miller Capital Corporation and The Miller Group offers advisory consulting services involving mergers and acquisitions, corporate finance, business valuations, management consulting and investor relations services. Miller clients, located throughout the United States, are from both the private and public business sectors. A select group of past and present clients include: America West Airlines, Inc.; Andes Industries, Inc.; Bowlin Travel Centers, Inc.; Capital Title Group, Inc.; CBIP Management, Inc.; Global Entertainment Corporation; Jacor Communications, Inc.; Maracay Homes; REGENT Communications, Inc.; and Renaissance Stone, Inc.

OneSource is engaged in two closely related and complementary lines of technology industry services and products: i) equipment sales, integration and maintenance support services; and ii) high-quality compatible imaging supply products through the company's strategic partnership agreement with Micro Solutions Enterprises. OneSource is credited as the creator of the unique Flat-Rate Blanket Maintenance System(TM), an innovative program that provides customers with a single source for office technology solutions.


Visit us at www.1sourcetech.com

Product and company names mentioned herein are for identification purposes and may be trademarked or registered trademarks of their respective companies.

Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: fluctuations in operating results, intense competition, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing customer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.


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These factors are discussed in greater detail in the company's Annual Report on
Form 10-KSB for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.


________________________________

Contact:
     OneSource Technologies, Inc.
     Michael Hirschey, 800-279-0859
     mhirschey@1sourcetech.com
     or
     The Miller Group (Investor Relations)
     Rudy R. Miller, 800-655-5540
     OSRC@themillergroup.net


____________________________________
Source: OneSource Technologies, Inc.